Exhibit 23



                    Consent of Independent Public Accountants
                    -----------------------------------------


         As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 3, 1997 (except with respect to the matter discussed in Note 14 as to which the date is February 26, 1997), included in or incorporated by reference into Thermo Fibertek Inc.'s Annual Report on Form 10-K for the year ended December 28, 1996, into the Company's previously filed Registration Statements as follows: Registration Statement No. 33-58884 on Form S-3, Registration Statement No. 33-67190 on Form S-8, Registration Statement No. 33-67192 on Form S-8, Registration Statement No. 33-67194 on Form S-8, Registration Statement No. 33-67196 on Form S-8, Registration Statement No. 33-83718 on Form S-8, and Registration Statement No. 33-80751 on Form S-8.



                                                Arthur Andersen LLP



    Boston, Massachusetts
    March 12, 1997